Exhibit 10.4
SUBSIDIARY GUARANTEE
     THIS SUBSIDIARY GUARANTEE, dated as of March 24, 2008, (this “Guarantee”), is by and among each of the undersigned subsidiaries (together with any other entity that may become an additional guarantor hereunder, the “Guarantors”) of Echo Therapeutics, Inc., a Minnesota corporation (the "Company”), for the benefit of Imperium Advisers, LLC, as collateral agent (in such capacity, the "Collateral Agent”), and the holders (the “Holders”) of the Original Issue Discount Senior Secured Notes (the “Notes”) issued as of the date hereof, pursuant to the Securities Purchase and Loan Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), by and between the Company and Imperium Master Fund, Ltd. (“Imperium”). Capitalized terms used herein and not otherwise defined shall have the respective meanings specified in the Securities Purchase Agreement. The Holders and the Collateral Agent are sometimes collectively referred to herein as the “Secured Parties”.
W I T N E S S E T H:
     WHEREAS, it is a condition to the obligation of Imperium to enter into the transactions contemplated by the Securities Purchase Agreement that the Guarantors execute and deliver to the Collateral Agent for the benefit of the Holders this Guarantee; and
     WHEREAS, each Guarantor, as a Subsidiary of the Company, will directly or indirectly benefit from the extension of credit to the Company represented by the issuance of the Notes and the other transactions contemplated by the Transaction Documents.
     NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. GUARANTEE.
     1.1 Guarantee of Obligations.
          (a) Each Guarantor hereby, jointly and severally, unconditionally and irrevocably, guarantees to each Secured Party and its lawful successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Company and each other Guarantor when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and undertakings of the Company and the Guarantors of whatever nature, monetary or otherwise, under the Notes, the Securities Purchase Agreement, the Warrant, the Registration Rights Agreement, the Security Agreement and the other Transaction Documents, together with all reasonable attorneys’ fees, disbursements and all other costs and expenses of collection incurred by Holders or the Collateral Agent in enforcing any of such obligations and/or this Guarantee (collectively, the “Obligations”). This Guarantee shall remain in full force and effect until all the

Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment and performance in full. Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations.
          (b) Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally (after giving effect to the right of contribution established in Section 1.3 of this Guarantee).
     1.2 Guarantee Absolute and Unconditional. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of any of the Transaction Documents, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Secured Parties, (b) any defense, set-off or counterclaim (other than a defense of payment or performance or fraud or misconduct by the Secured Parties) which may at any time be available to or be asserted by the Company or any other Person against the Secured Parties, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance.
     1.3 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 1.4 of this Guarantee. The provisions of this Section 1.3 shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Parties, and each Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder.
     1.4 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Secured Parties, no Guarantor shall be entitled to be subrogated to any of the rights of the Secured Parties against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Secured Parties for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Secured Parties by the Company and the Guarantors on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the benefit of the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Secured Parties may determine.
     1.5 Modification of Guaranteed Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Secured Parties may be rescinded by the Secured Parties and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Secured Parties, and the Transaction Documents may be amended, modified, supplemented or terminated, in whole or in part, as the Secured Parties may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Secured Parties for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Secured Parties shall have no obligation to protect, secure, perfect or insure any Lien at any time held by them as security for the Obligations or for this Guarantee or any property subject thereto.
     1.6 Waiver. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Secured Parties upon the guarantees contained in this Section 1 or acceptance of the guarantees contained in this Section 1. The Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantees contained in this Section 1. All dealings between the Company and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, shall be conclusively presumed to have been had or consummated in reliance upon the guarantees contained in this Section 1. Each Guarantor waives, to the extent permitted by law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations.
     1.7 Enforcement of Guarantee.
          (a) When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent, acting on behalf of each Holder, may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as the Collateral Agent, acting on behalf of the Holders, may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent, acting on behalf of the Holders, to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Secured Parties against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

          (b) Expenses; Indemnification.
               (i) Each Guarantor agrees to pay, or reimburse the Collateral Agent, acting on behalf of the Holders, all of the Collateral Agent’s costs and expenses incurred in collecting against such Guarantor under this Guarantee or otherwise enforcing or preserving any rights under this Guarantee and the other Transaction Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Collateral Agent.
               (ii) Each Guarantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the enforcement, performance and administration of this Guarantee, except any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which result from the gross negligence or willful misconduct of a Secured Party as determined by a final nonappealable decision of a court of competent jurisdiction.
               (iii) Notwithstanding anything to the contrary in this Agreement, with respect to any defaulted non-monetary Obligations the specific performance of which by the Guarantors is not reasonably possible (e.g., the issuance of the Company’s Common Stock), the Guarantors shall only be liable for making the Secured Parties whole on a monetary basis for the Company’s failure to perform such Obligations in accordance with the Transaction Documents.
     1.8 Right to Set-Off. Each Guarantor hereby irrevocably authorizes the Collateral Agent, acting on behalf of the Holders, at any time and from time to time while an Event of Default under any of the Transaction Documents shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by a Secured Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Collateral Agent may elect, against and on account of the obligations and liabilities of such Guarantor to the Secured Parties hereunder in any currency arising hereunder or under the Security Agreement as the Collateral Agent may elect, whether or not a Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent shall notify such Guarantor promptly of any such set-off and the application made by the Collateral Agent of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section 1.8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent, acting on behalf of the Holders, may have.
     1.9 Payments. In addition to the terms of the guaranty set forth in Section 1.1, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, any of the Obligations are declared to be immediately due and payable by a Guarantor, then the Guarantors shall, upon ten (10) Business Days’ notice, pay to the Collateral Agent, acting on behalf of the Holders, the entire amount of such Obligations as has been declared due and payable to the Secured Parties. Payment by the Guarantors shall be made to the Collateral Agent in immediately available Federal funds to an account designated by the Collateral Agent or at the address set forth herein for the giving of notice to the Collateral Agent or at any other address that may be specified in writing from time to time by the Collateral Agent, and shall be credited and applied to the Obligations.
     1.10 Release. Subject to Section 2, each Guarantor will be released from all liability hereunder concurrently with the repayment and performance in full of the Obligations. No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Holders or the Collateral Agent from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid and performed in full.
2. REINSTATEMENT.
     The guarantees contained in Section 1 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Holders or the Collateral Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
3. REPRESENTATIONS AND WARRANTIES.
     Each Guarantor hereby represents and warrants to the Secured Parties as of the date hereof as follows:
     3.1 Organization and Qualification. Each Guarantor is duly organized, validly existing and in good standing under the laws of its formation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each Guarantor is duly qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Guarantee in any material respect, (y) have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Guarantor or (z) adversely impair in any material respect the Guarantor’s ability to perform fully on a timely basis its obligations under this Guarantee (a “Material Adverse Effect”).

     3.2 Authorization; Enforcement. Each Guarantor has the requisite corporate or other power and authority to enter into and to consummate the transactions contemplated by this Guarantee, and otherwise to carry out its obligations hereunder. The execution and delivery of this Guarantee by each Guarantor and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Guarantor, and no further consent or authorization of the Guarantor, its board of directors (or Persons performing similar functions), shareholders or members, or to its knowledge, any governmental authority or organization, or any other person or entity is required in connection therewith. This Guarantee has been duly executed and delivered by each Guarantor and constitutes the valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.
     3.3 Securities Purchase Agreement. The representations and warranties of the Company set forth in the Securities Purchase Agreement as they relate to each Guarantor, each of which is hereby incorporated herein by reference, are true and correct as of the date hereof, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided, that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 3.3, be deemed to be a reference to such Guarantor’s knowledge.
     3.4 Independence of Parties. The Secured Parties have no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any of the other Transaction Documents; the relationship between the Guarantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Secured Parties.
     3.5 Counsel. Each Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Transaction Documents to which it is a party.
4. COVENANTS.
     4.1 Further Assurances. Each Guarantor covenants and agrees with the Collateral Agent, on behalf of each Holder, that, from and after the date of this Guarantee until the Obligations shall have been paid in full, such Guarantor shall (i) take, and/or shall refrain from taking, as the case may be, such commercially reasonable action that is necessary to be taken or not taken, as the case may be, so that no Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor and (ii) execute and deliver to the Collateral Agent, from time to time, any additional instruments or documents which are reasonably necessary to cause this Guarantee to be, become or remain valid and effective in accordance with its terms.
     4.2 Additional Guarantors. If the Company or a Guarantor creates or acquires any new Subsidiary, then the Company or such Guarantor shall cause such new Subsidiary to become party to this Guarantee for all purposes of this Guarantee by executing and delivering an Assumption Agreement in the form of Annex A hereto.
5. MISCELLANEOUS.
     5.1 Severability. In the event that any provision of this Guarantee becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Guarantee shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Guarantee to the parties.
     5.2 Successors and Assigns. The terms and conditions of this Guarantee shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Guarantee, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Guarantee, except as expressly provided in this Guarantee. A Holder may assign its rights hereunder in connection with any valid private sale or transfer of the Notes in accordance with the terms thereof and of the other Transaction Documents, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgement agreeing to be bound by the applicable provisions of this Guarantee, in which case the term “Holder” shall be deemed to refer to such transferee as though such transferee were an original party hereto. No Guarantor may assign its rights or obligations under this Guarantee.
     5.3 Injunctive Relief. Each Guarantor acknowledges and agrees that a material breach by it of its obligations hereunder will cause irreparable harm to each Secured Party and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such material breach, in addition to all other available remedies, the Collateral Agent, acting on behalf of the Holders, shall be entitled to an injunction restraining such breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.
     5.4 Governing Law; Jurisdiction. This Guarantee shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Guarantee and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     5.5 Counterparts. This Guarantee may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Any executed signature page delivered by facsimile or e-mail transmission shall be binding to the same extent as an original executed signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.
     5.6 Headings. The headings used in this Guarantee are used for convenience only and are not to be considered in construing or interpreting this Guarantee.
     5.7 Notices. Any notice, demand or request required or permitted to be given by a Guarantor, the Collateral Agent or a Holder pursuant to the terms of this Guarantee shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:
If to a Guarantor:
c/o Echo Therapeutics, Inc.
10 Forge Parkway
Franklin, MA 02038
Attn: Chief Financial Officer
Tel: (508) 530-0311
Fax: (508) 553-8760
With a copy (which shall not constitute notice) to:
Drinker Biddle & Reath LLP
One Logan Square
18th & Cherry Streets
Philadelphia, PA 19103
Attn: Stephen T. Burdumy, Esq.
Tel: (215) 988-2700
Fax: (215) 988-2757
If to the Collateral Agent:
Imperium Advisers, LLC
153 East 53rd Street
29th Floor
New York, NY 10022
Attn: Maurice Hryshko, Esq.
Tel: (212) 433-1360
Fax: (212) 433-1361

and if to any Holder, to such address for such party as shall appear on the signature page of the Securities Purchase Agreement executed by such party, or as shall be designated by such party in writing to the other parties hereto in accordance with this Section 5.7.
     5.8 Entire Agreement; Amendments. This Guarantee and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. No (i) amendment to this Guarantee or (ii) waiver of any agreement or other obligation of the Guarantors under this Guarantee may be made or given except pursuant to a written instrument executed by the Guarantors, the Collateral Agent and the Holders holding a majority of the outstanding principal of the Notes. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

ECHO THERAPEUTICS, INC. (DE), AS GUARANTOR
By:	Patrick T. Mooney, M.D.
Patrick T. Mooney, M.D.
Chief Executive Officer

SONTRA MEDICAL, INC., AS GUARANTOR
By:	Patrick T. Mooney, M.D.
Patrick T. Mooney, M.D.
Chief Executive Officer

IMPERIUM ADVISERS, LLC, AS COLLATERAL AGENT
By:	Maurice Hryshko, Esq.
Maurice Hryshko, Esq.
General Counsel

IMPERIUM MASTER FUND, LTD., AS HOLDER
By:	Maurice Hryshko, Esq.
Maurice Hryshko, Esq.
General Counsel

ANNEX A
     THIS ASSUMPTION AGREEMENT, dated as of                     , 20              , is made by                      , a                                          , in connection with the Subsidiary Guarantee, dated as of March 24, 2008 (as amended, the “Guarantee”), entered into by Echo Therapeutics, Inc., a Minnesota corporation, and its subsidiaries for the benefit of the collateral agent and the note holders party to the Guarantee.
W I T N E S S E T H :
     WHEREAS, the Guarantee requires the undersigned to become a party to the Guarantee; and
     WHEREAS, the undersigned has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee;
     NOW, THEREFORE, IT IS AGREED:
     1. Assumption. By executing and delivering this Assumption Agreement, the undersigned hereby becomes a party to the Guarantee as a Guarantor (as defined in the Guarantee) thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee is true and correct on and as the date hereof as to the undersigned (after giving effect to this Assumption Agreement) as if made on and as of such date.
     2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:
Title: